EXHIBIT 10.8

May      , 2003

MSDW Capital Partners IV, Inc.
1585 Broadway
New York, New York 10036
Attention: Leigh Abramson
Fax: (212) 761-9628

Dear Sirs:

Reference is made to the acquisition by Morgan Stanley Dean Witter Capital Partners IV, L.P., Morgan Stanley Dean Witter Capital Investors IV, L.P. and MSDW IV 892 Investors, L.P. (the “MSDW Funds”) and certain co-investors of all the outstanding interests in Williams Bio-Energy, LLC, a Delaware limited liability company (“WBE”), the parent of Williams Ethanol Services, Inc., a Delaware corporation (“WESI”).

In consideration of the time, effort and expense that will be expended or incurred by or on behalf of MSDW Capital Partners IV, Inc. (“MSCP”) after the date hereof in connection with monitoring the investment of the MSDW Funds in WBE and WESI and the provision of certain related services to WBE and WESI (which such monitoring and related services may be provided, at MSCP’s discretion, by officers, employees or affiliates of MSCP and/or by third party consultants or advisors), which activities are contemplated to produce substantial benefit to WESI, WESI hereby agrees to pay a quarterly fee of $125,000 to MSCP, which fee shall accrue quarterly in arrears. Any accrual and unpaid amount of such fee shall from time to time be paid by WESI promptly following the oral or written request of MSCP thereof by wire transfer of immediately available funds to an account designated by MSCP. The first accrual of the quarterly fee shall occur on July 1, 2003, and shall be reduced proportionately to reflect the number of days in the current quarter that have elapsed since March 31, 2003 until the date hereof.

This agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signature hereto and thereto were upon the same instrument. This agreement shall be governed by and construed in accordance with the law of the State of New York.

Very truly yours,

WILLIAMS ETHANOL SERVICES, INC.

By:
Name: Ron H. Miller
Title: President

Agreed and acknowledged.

MSDW CAPITAL PARTNERS IV, INC.,

By:
Name:
Title: